Calculation of Filing Fee Tables
S-3
SurgePays, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
		Equity	Common Stock, par value $0.001 per share	457(o)
		Equity	Preferred Stock, par value $0.001 per share	457(o)
		Other	Warrants	457(o)
		Debt	Debt Securities	457(o)
		Other	Rights	457(o)
		Other	Units	457(o)
Fees to be Paid	1	Unallocated (Universal) Shelf		457(o)			$ 11,531,927.56	0.000087	$ 1,003.28
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities		Equity	Common Stock, par value $0.001 per share	415(a)(6)						S-3	333-273110	11/03/2023
Carry Forward Securities		Equity	Preferred Stock, par value $0.001 per share	415(a)(6)						S-3	333-273110	11/03/2023
Carry Forward Securities		Other	Warrants	415(a)(6)						S-3	333-273110	11/03/2023
Carry Forward Securities		Debt	Debt Securities	415(a)(6)						S-3	333-273110	11/03/2023
Carry Forward Securities		Other	Rights	415(a)(6)						S-3	333-273110	11/03/2023
Carry Forward Securities		Other	Units	415(a)(6)						S-3	333-273110	11/03/2023
Carry Forward Securities	2	Unallocated (Universal) Shelf		415(a)(6)			$ 88,468,072.44			S-3	333-273110	11/03/2023	$ 9,749.18
			Total Offering Amounts:				$ 100,000,000.00		$ 1,003.28
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,003.28
Offering Note
[1]	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants and subscription rights. An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities. The Maximum Aggregate Offering Price has been estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $100,000,000.

[2]	The registrant previously paid registration fees in the aggregate of $11,020 with respect to the Registration Statement on Form S-3 (Commission File No. 333-273110) (the "Prior Registration Statement"). Pursuant to Rule 415(a)(6) under the Securities Act ("Rule 415(a)(6)"), the registration fee of $9,749.18 associated with the offering of unsold securities (the "Unsold Securities") under the Prior Registration Statement (based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement and $88,468,072.44 in Unsold Securities under the Prior Registration Statement) is hereby carried forward to be applied to the Unsold Securities registered hereunder, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this Registration Statement. The registrant is also registering new securities on this registration statement with an aggregate initial offering price of $11,531,927.56 (the "New Securities"), which aggregate offering price is not specified as to each class of securities. A filing fee of $1,003.28 with respect to the New Securities is being paid in connection with the filing of this registration statement. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date